                                                                   Exhibit 10.5

                          AUGUST TECHNOLOGY CORPORATION
                         INTERNATIONAL SALES DISTRIBUTOR
                                    AGREEMENT

This Agreement is made as of the 3rd day of September , 1996, between August Technology Corporation, a Minnesota (USA) corporation with a principal place of business at 5237 Edina Industrial Blvd., Edina, Minnesota 55439, USA, and Firfax Systems Ltd., (Firfax), an entity organized and existing under the laws of England, having its principal place of business at Avening Mill, Avening, Glos. GL8 8LU, UK.

In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

The following are the terms and conditions under which August Technology sells and licenses its image capture technology, vision system controlled manufacturing tools, licensed software programs, and related spare parts specified in Exhibit-A (hereinafter jointly referred to as "Product" or "Products"). Firfax wishes to purchase all or selected Products for resale and commits to actively provide its customers the necessary service and support to successfully market and maintain the Products.

1.       DEFINITIONS.

         The terms listed below will have the following meaning, unless the context clearly indicates otherwise:

         1.1 "AGREEMENT" will mean this International Sales Distributor Agreement and all Exhibits.

         1.2 "COMPETITIVE PRODUCTS" will mean image capture technology, vision system controlled manufacturing tools, licensed software programs, and related spare parts, of substantially the same functionality as August Technology's Products.

         1.3 "Price List" will mean the published prices that August Technology shall issue from time to time.

         1.4      "TERRITORY" will mean the countries specified in Exhibit-D.

2.       APPOINTMENT AS DISTRIBUTOR

         August Technology hereby appoints Firfax as an authorized, independent, exclusive Distributor for the Products, for the purpose of reselling and servicing the Products directly to its customers in the Territory (except to those customers listed in Exhibit-C, which are consider exclusive August Technology accounts). Fir-fax agrees that it will re-sell Products directly, without the use of any dealers, sub-agents, and the like, unless agreed to in writing by August Technology.

3.       TERM OF AGREEMENT

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         This Agreement will begin on the date an authorized officer of August
         Technology executes the Agreement and will continue in full force and effect until terminated as provided in this Agreement.

4.       TERRITORY

         Firfax will have the exclusive right to actively market, sell, and promote the Products in the Territory (see Exhibit-D).

5.       RESTRICTIONS

         5.1 Firfax agrees not to make any sale, transfer, exchange, or other conveyance of any Products whatsoever to any person that Firfax knows, or has reason to know, is purchasing such Products for the purpose of resale without first notifying August Technology for written approval.

         5.2 Firfax will have no rights to the Products, any software included in the Products, or any improvements in the Products. Firfax agrees not to copy, manufacture, re-manufacture, or otherwise modify any Products without the written consent from August Technology (signed by an officer of the company). If Firfax is permitted to modify Products to conform to customer requests or specifications, such modifications must not degrade the original August Technology operating specifications or impede the reliability of the Products. Any modifications performed in violation of this Section 5.2 will void all warranties.

         5.3 Firfax agrees not to promote, market, or sell any Competitive Products or services, directly or indirectly, within the Territory. Firfax agrees not to establish a branch office or other entity or association with plans to distribute Products outside the Territory, or to appoint any sub-distributor outside the Territory.

6.       PRICE, PAYMENT, TAXES, DUTY & COMMISSION

         6.1 Prices for the Products purchased under this Agreement will be as specified in Exhibit-B. August Technology will have the right at any time to change its prices and must provide Firfax with a thirty (30) day advance written notice of any pricing changes. Price changes will not apply to unfilled purchase orders that have been accepted by August Technology prior to the effective date of the price change.

         6.2 Payment will be made by the wire transfer of funds in U.S. Dollars from Firfax to August Technology's bank account in the United States.

         6.3 Product prices are to be stated in U.S. Dollars and are Ex-works (as defined by Incoterms 1990) exclusive of all sales, use, and like taxes. Firfax agrees to pay all freight storage fees, bank transfer fees, and all taxes and duties associated with the sale of Products purchased under this Agreement.


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         6.4      All risk of loss to Products will pass to Firfax upon
                  surrender by August Technology to the carrier at the point of shipment (Edina, Minnesota, USA). Firfax agrees to make all arrangements for export, select the carrier, and insure Products against loss, damage, theft, or destruction upon surrender to the carrier at August Technology's facility.

         6.5 Both Firfax and August Technology agree that a customer order has three primary components: (1) project/equipment specification, (2) purchasing/negotiations, and (3) training, installation, and follow on service support. The Distributor's purchasing discount from the August Technology published list price will be effected by these primary components (see Table-1).

TABLE 1:  Equipment Discount Schedule

----------------------------------------------------------------------------------------------------------------------
ORDER                        LOCATION WHERE         LOCATION WHERE          LOCATION WHERE         % OF STANDARD
POSSIBILITY                  PROJECT SPECIFIC       P.O. ISSUED             EQUIP. INSTALLED       EQUIP.DISCOUNT
----------------------------------------------------------------------------------------------------------------------
           1                    Territory              Territory               Territory                100%
----------------------------------------------------------------------------------------------------------------------
           2                    Territory              Territory           Not In Territory            6-1/3%
----------------------------------------------------------------------------------------------------------------------
           3                Not in Territory           Territory               Territory               66-1/3%
----------------------------------------------------------------------------------------------------------------------
           4                    Territory           Not in Territory           Territory               66-1/3%
----------------------------------------------------------------------------------------------------------------------
           5                    Territory           Not in Territory       Not in Territory            33-1/3%
----------------------------------------------------------------------------------------------------------------------
           6                Not in Territory           Territory           Not in Territory            33-1/3%
----------------------------------------------------------------------------------------------------------------------
           7                Not in Territory        Not in Territory           Territory               33-1/3%
----------------------------------------------------------------------------------------------------------------------
           8                Not in Territory        Not in Territory       Not in Territory              0%
----------------------------------------------------------------------------------------------------------------------


7.       PURCHASE ORDERS, SHIPMENTS, CANCELLATIONS & CHANGES

         7.1 In order to receive Products, Firfax agrees to deliver to August Technology a hard copy purchase order. All Firfax purchase orders are subject to acceptance at August Technology. All purchase orders issued by Firfax will included in the following information:

                  (a) Final customer's name (end-user), location, and official purchase order (P.O.) number

                  (b)      Firfax purchase order number

                  (c)      "Ship To" location (generally Firfax address)


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                  (d)      "Bill To" location (generally Firfax address) and
                           accounts payable contact person

                  (e) Method of shipment, including contact person and telephone number

                  (f)      Quantity and description of each item being purchased

                  (g)      Details of any options purchased

                  (h)      Pricing

                  (i)      Requested ship date(s) power requirements

                  (k) Environmental requirements - if any (such as cleanroom specifications)

                  (l)      Any other special requirements

                  August Technology reserves the right to reject any order which does not conform with the provisions of this Agreement. All orders accepted for delivery will be governed exclusively by the terms and conditions of this Agreement and its incorporated Exhibits. Unless August Technology expressly agrees in writing, no additional or different terms and conditions appearing on the face or reverse side of any order issued by Firfax will become part of such order. Acknowledgment of a Firfax purchase order by August Technology will not constitute acceptance of any additional or different terms and conditions.

         7.2 No purchase order will be binding on August Technology until accepted by August Technology in writing. August Technology agrees to use its reasonable best efforts to accept or reject a purchase order, and will notify Firfax within three (3) working days from receipt of order.

         7.2 In no event will August Technology accept purchase orders from any Person other than Firfax. All purchase orders must originate from Firfax.

         7.4 Firfax may cancel a shipment or request a change in a scheduled shipment date at no charge up to ninety (90) days prior to shipment. In the event Firfax cancels or requests a schedule change within ninety (90) days prior to shipment, a portion of the purchase order amount (price) will be charged as provided below. No cancellation or changes in a scheduled shipment may be made within fifteen (15) days of shipment.

                  7.4.1    Rescheduling (Later Delivery)

                           Firfax may reschedule shipment of Products for a later date by up to sixty (60) days, on a one-time basis per purchase order, without cost or liability. Rescheduling of shipments can not occur within fifteen (15) days of the original shipment date on the purchase order. Firfax agrees to


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                           immediately provide August Technology with a written
                           notice of any rescheduling.

                  7.4.2    Rescheduling (Earlier Delivery)

                           Firfax may request early delivery without cost at any time, and August Technology agrees to use its best efforts to comply with this request.

                  7.4.3    Cancellation

                           All cancellation notices are considered official once August Technology receives written notification from Firfax. Firfax has the right to cancel any purchase order, subject to the following:

                           (a) No cancellation is possible with fifteen(15) days of the shipment date on the purchase order.

                           (b) The following charges will apply to Firfax for order cancellation:

                                    -        If cancellation occurs during the
                                             last 1/3 of the quoted delivery
                                             schedule, the charge will be 25% of
                                             the total purchase order amount -
                                             except as stated in note "(a)"
                                             above, which states that no
                                             cancellation is possible within
                                             fifteen (15) days of the shipment
                                             date.

                                    -        If cancellation occurs during the
                                             middle 1/3 of the quoted delivery
                                             schedule, the charge will be 17.5%
                                             of the total purchase order amount.

                                    -        If cancellation occurs during the
                                             first 1/3 of the quoted delivery
                                             schedule, no charge will apply.

[GRAPHIC OMITTED]

                           NOTE: All cancellation charges are payable by Firfax within thirty (30) days from the date of receipt of August Technology's invoice.

         7.5 August Technology agrees to use its best efforts to meet scheduled shipment dates. However, August Technology will not be liable for delay in meeting a scheduled shipment date. If Products are in shortly, August Technology will allocate them equitably, at August Technology's discretion, among Firfax and all other resale channels. August Technology will only ship an entire order unless otherwise agreed to in writing by Firfax.

         7.6 August Technology may refuse to ship, or delay the shipment, of any Products on order, if Firfax becomes delinquent in performance of its obligations or fails to


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                  meet other credit or financial requirements established by
                  August Technology. No such cancellation, refusal, or delay will be deemed a termination of this Agreement by August Technology, unless August Technology advises Firfax.

         7.7 All Products will be considered delivered to Firfax Ex-works (in accordance with Incoterms 1990) upon transfer to a common carrier by August Technology at the point of shipment (Edina, Minnesota, USA).

8.       RELATIONSHIP

         8.1 Firfax's relationship to August Technology will be that of an independent contractor engaged in purchasing and licensing Products for resale to Firfax customers. Nothing in this Agreement will be understood to give either party any power to direct or control the day-to-day activities of the other. All financial obligations associated with Firfax's business are the sole responsibility of Firfax. Firfax will be solely responsible for and agrees to indemnify and hold August Technology harmless from any claims, damages or lawsuits arising out of acts of Firfax, its employees, and agents. Firfax, its employees and agents, are not agents or legal representatives of August Technology for any purpose, and have no authority to act for, bind, or commit August Technology. Firfax and August Technology agree that this Agreement does not establish a franchise, joint venture, or partnership.

         8.2 Any commitment made by Firfax to its customers with respect to quality, delivery, modifications, interfacing, capability, suitability of software, or suitability in specific applications, will be Firfax's sole responsibility, unless prior written approval is obtained from August Technology. Firfax has no authority to modify the Products warranty.

         8.3 Firfax has the right to determine its own resale prices, and no August Technology representative will require that any particular price be charged by Firfax.

         8.4 Firfax agrees that August Technology may market and sell Products, other than those listed in Exhibit-A, without making them available to Firfax.

9.       PRODUCT ACCEPTANCE

         Firfax agrees to inspect all Products immediately upon receipt at their facility, and may reject any Products that fail to meet the August Technology published specifications. Any Products not rejected within thirty (30) days after receipt by Firfax will be considered accepted. Firfax agrees to provide a detailed written notification to August Technology of any and all reasons for rejection. Upon receipt of rejection notification, August Technology will promptly determine an appropriate course of action to be taken regarding the rejected Products. All returns of rejected Products to August Technology will require prior written approval by August Technology.

10.      OBLIGATIONS


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         During the term of this Agreement August Technology agrees to perform the following:

         10.1 August Technology agrees to offer for sale to Firfax Products required by Firfax to perform its duties as described in this Agreement.

         10.2 August Technology agrees to keep Firfax informed of its progress in the conduct of its marketing, sales, and service activities in the USA, as well as international markets (including new applications discovered, major customers, competitor activities, and other trends). August Technology agrees to identify Firfax as its active, exclusive distributor in the Territory for Products in appropriate advertising and other promotions.

         10.3 August Technology agrees to provide training for Firfax personnel for Products. Training will be available (at a minimum) as follows:

                  (a) August Technology will provide factory training at a minimum of one (1) time per year. August Technology will pay for all training material, personnel, local transportation, and meals. All other expenses, including air travel and hotel accommodations, will be paid for by Firfax.

                  (b) In addition to factory training, August Technology may provide training at Firfax's facility on a mutually agreed upon bases (for example, during a trade show in Firfax's Territory). This additional training is in no way intended to be a substitute for factory training,

         10.4 August Technology agrees to provide reasonable technical advice to Firfax.

         10.5 August Technology agrees to provide a reasonable amount of technical literature that may be necessary to promote Products (such as brochures, video tapes, technical reports, and other data subject to the confidentiality provisions of this Agreement). All technical material and promotional material will be provided in English.

         10.6 August Technology agrees to actively support the marketing, sales, and service efforts of Products by Firfax, give priority responses to Firfax's requests, and keep Firfax informed of lead times and any related changes to Products.

                  During the term of this Agreement Firfax agrees to perform the following:

         10.7 Firfax agrees to use its best efforts in good faith to promote, demonstrate, and sell Products on a face-to face basis and in an end-user environment within the Territory. Firfax agrees to ensure the highest quality of pre-sale and post-sale support to the customers, and to promote the goodwill, name and interest of August Technology and its Products.

         10.8 Firfax agrees to purchase demonstration Products if the demo purchase price is less than $75,000; within sixty (60) days of this Agreement, to be used to actively promote, demonstrate, and sell Products to the customers. Demonstration


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                  Products with a demo purchase price greater than $75,000 can be purchased at Firfax's option, so long as Firfax can adequately support the market need for demonstration Products via other means (e.g., trade shows, factory borrowed equipment, etc.). If demonstration Products are borrowed from the factory, the duration will be negotiated on a case-by-case basis between Firfax and August Technology. Demonstration Products with a demo purchase price greater than $75,000 will be provided on a temporary basis at the discretion of August Technology and generally with no equipment charge to Firfax (Firfax agrees to pay for all charges relating to freight, taxes, duties, and related charges that result from borrowing the demonstration Products). A demonstration unit may be purchased for each Product at a special discount of 25% off published list pricing. This demonstration discount is available one-time per year, beginning from the date of first demonstration equipment purchase. Firfax has the right to re-sell the demonstration equipment at any time, provided that it is immediately replaced (physically) with another similar or functionally enhanced unit (replacement of the demonstration equipment will be at the standard Firfax Products discount price if the replacement occurs before the onetime per year special discount period expires).

         10.9 Firfax agrees to maintain adequate facilities and to actively train and maintain an adequate number of employees to properly promote, demonstrate, sell, and service the Products. Firfax will ensure that its employees complete appropriate training courses (at a minimum of one time per year at August Technology's facility). August Technology will pay for all training material, personnel, local transportation, and meals. All other expenses, including air travel and hotel accommodations, will be paid for by Firfax.

         10.10 Firfax agrees to promptly handle customer complaints, inquiries and orders, and will provide Territory based related services such as applications assistance, operation and maintenance training, start-up and proof-of-performance acceptance testing, warranty labor services, post-warranty spares and service support, systems retrofits, up-grade kit installation, and the like. Firfax agrees to stock adequate spare parts for Products to meet the requirements of this Agreement.

         10.11 Firfax agrees to handle all warranty claims of customers and comply with August Technology policy for in-warranty repairs and post-warranty support of Products.

         10.12 Firfax agrees to conduct its marketing, sales, and service activities in compliance with local customs, traditions, laws, regulations, and customer expectations at the high quality level consistent with that established by August Technology in the USA. Firfax agrees to clearly identify August Technology as the original source of the Products and as the beneficial owner of all Products rights in all advertising, literature, marking, or labeling, including the use of August Technology's official trademarks and logo.

         10.13 Firfax agrees to bear all of its operating expenses during the term of this Agreement. Firfax will maintain sufficient net worth and working capital, and


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                  devote sufficient financial resources to allow Firfax to
                  perform its obligation as outlined in this Agreement.

         10.14 If, during the term of this Agreement, Firfax receives any inquiry or order regarding Products from any person or business entity outside the Territory, Firfax agrees to immediately refer the inquiry or order to August Technology, and agrees not to receive compensation for this referral.

         10.15 Firfax agrees to, at its expense, arrange for the translation of any documentation for the use and operation of the Products in the Territory (as required or determined to be necessary by Firfax). Firfax will make every reasonable effort to make any translation accurate so that they completely represent August Technology's English version.

11.      WARRANTY

         11.1 Hardware Products - August Technology warrants that it will repair or replace, at its option, hardware Products which are found to be defective in material or workmanship. August Technology must receive written notification of any defect within thirteen (13) months from date of shipment. All transportation charges associated with hardware Products warranty will be arranged and paid for by August Technology.

         11.2 Software Products - August Technology warrants that it will repair or replace, at its option, software Products which fail in a manner which significantly and adversely affects operating performance as specified in August Technology's published Products description. August Technology must receive written notification of any failure to conform within thirteen (1 3) months from date of shipment. August Technology does not warrant that the software Products are free from errors. All transportation charges associated with software Products warranty will be arranged and paid for by August Technology.

         11.3 The foregoing warranties will not apply to any deficiency or defect resulting from:

                  (a) Normal wear and tear, or items subject to deterioration, breakage, or burnout through use.

                  (b) Installation or maintenance by customer or any third party (other than Firfax).

                  (c) Modifications or alterations made by customer or any third party without August Technology's written consent.

                  (d)      Misuse or abuse.

                  (e) Failure of customer to maintain the equipment, site, and environmental conditions as required for the normal operation of the Products.


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                  (f)      Causes beyond August Technology's reasonable control.

         11.4 August Technology makes no other warranty, either expressed or implied, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose, or arising from course of dealing or usage of trade. The foregoing constitutes August Technology's sole obligation and the exclusive remedies of the customer for any breach by August Technology of the warranties contained in this Agreement. August Technology's total liability will be limited to the repair or replacement of Products, and will in no case exceed the value of the purchase order.

         11.5 All returned Products found to be free of defects will be subject to an inspection charge of ten (10) percent of the purchase order amount plus shipping charges. Repairs and replacements due to reasons not covered by the warranty will be invoiced at August Technology's then current prices and will be payable under the terms of this Agreement.

12.      POST-WARRANTY SPARE PARTS SUPPORT

         Due to the rapid pace of the technologies included in the Products, August Technology agrees to use its best efforts to maintain the ability to provide spare parts and documentation for any Products shipped to the Territory for as long as technologically and economically feasible.

13.      WARRANTY PROCEDURES

         Firfax agrees to request approval from August Technology before returning any defective Products. Once approval is granted, August Technology will provide Firfax with a Return Material Authorization (RMA) number to be displayed on the shipping container of the defective Products. Once August Technology approves the return of any defective Product, Firfax agrees to ship the Products to August Technology's factory using an August Technology approved shipping method. August Technology will make all necessary repairs or replacements, and will ship the Products back to Firfax or its customer, freight prepaid. To expedite warranty service, Firfax and August Technology agree to make every effort to supply the customer with immediate replacement Product (or parts) while the defective Product (or part) is being tested and repaired at August Technology's factory. After repair or replacement is completed, August Technology will determine if warranty applies and will invoice Firfax for Product (or parts) if warranty does not apply (see Section 1 1.3 for list of nonwarranty conditions).

14.      LIMITATION OF LIABILITY

         14.1 Except as stated in this Agreement, August Technology will not be liable for any loss or damages claimed to have resulted from the use, operation, or performance of the Products.

         14.2 August Technology will in no way be liable to Firfax for any special, indirect, incidental, or consequential damages, or for any damages from loss of use or profits.


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15.      TRADE

         From time to time, August Technology may designate one or more August Technology trademarks or trade names as available for Firfax's use, and will provide standards for that use in August Technology material. August Technology authorizes Firfax to use these designated trademarks only as follows:

                  (a) Firfax agrees to use the designated trademarks and trade names in accordance with August Technology's standards solely in advertising and promoting Products, in good taste, and in a manner that preserves their value and August Technology's rights in them.

                  (b) Firfax agrees not to use any August Technology trademark or trade name on its letterhead or in a way that implies Firfax is an agency or branch of August Technology. Firfax will immediately change or discontinue any trademark or trade name use when requested in writing by August Technology.

16.      PROPRIETARY RIGHTS INDEMNITY

         16.1 August Technology will, except as otherwise provided below, defend or settle any claim made, or suit, or proceeding brought against Firfax so far as it is based on a claim that the use or sale of Products sold under this Agreement infringes a U.S. patent or trademark. August Technology must be immediately notified in writing and given information, assistance, and sole authority to defend or settle claims, at August Technology's expense. Also, August Technology will pay all damages and costs formally awarded against Firfax. If any such Product is determined to infringe, and its use is enjoined, or in case of a settlement, August Technology will have the option, at August Technology's expense, to replace Products with a non-infringing Products, or modify Products so it becomes non-infringing, or repurchase Products from Firfax at the original purchase price. August Technology will have no liability to Firfax for any infringement, or claim thereof, based upon use of any Products in combination with any equipment, device, software, or data not supplied by August Technology.

         16.2 This Section states August Technology's entire liability for proprietary. rights infringement by Products furnished under this Agreement.

17.      TERMINATION

         17.1 Either Firfax or August Technology may terminate this Agreement, to be effective upon receipt of written notice, based on the occurrence of any of the following events:

                  (a) If the other party corm-nits a breach of any obligation in this Agreement.


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                  (b)      The commencement by either party of a voluntary
                           action under the federal bankruptcy laws, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar laws.

                  (c) The consent of either party to the appointment of a receiver, assignee, or trustee (or other similar official).

                  (d) The admission by either party of its inability to pay its debts as they become due.

                  (e) If Firfax is acquired, or its ownership changes substantially.

                  (f) The nationalization of either party's assets or business.

                  (g) The passage of any legislation by a country, or subdivision of a country, granting Firfax extra contractual compensation upon termination or non-renewal of this Agreement.

                  (h) By mutual consent at any time and with a written notice of termination signed by both parties.

         17.2 August Technology or Firfax may terminate this Agreement, to be effective upon receipt of written notice, m the event that either party fails to meet its obligations as described in this Agreement.

         17.3 Each party acknowledges that the other has made no commitments regarding the term or renewal of this Agreement. Neither August Technology or Firfax will be liable to the other for damages of any kind, including incidental or consequential damages, or for any losses or claims whatsoever on account of or arising out of the termination of this Agreement. Firfax waives any and all benefit of any law or regulation providing compensation arising from the termination or non-renewal of this Agreement.

         17.4 Upon termination of this Agreement for any reason, Firfax agrees to immediately cease to be an authorized August Technology distributor and will immediately stop representing itself as an August Technology distributor, and from using any August Technology trademark or trade name. Firfax also agrees to return any and all sales and marketing material (and equipment) at the written request of August Technology, shipment pre-paid.

         17.5 Upon termination of this Agreement for any reason, Firfax agrees to continue to provide service support to existing customers in the Territory in return for the compensation already received by Firfax for this service (compensation in the form of discounted Products pricing). Firfax agrees to continue to provide existing customers with professional service support for ninety (90) days following the effective termination date.


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         17.6     Upon termination of this Agreement by August Technology,
                  August Technology agrees to repurchase any demonstration Products that were purchased by Firfax within one-hundred twenty (120) days from date of official termination notice. The repurchase price for demonstration Products will be the original purchase price for Products returned to August Technology in "as new" condition (demonstration Products not returned in "as new" condition will be discounted based on negotiations between Firfax and August Technology). Firfax agrees to pay for all charges relating to freight, taxes, duties, and related charges that result from the return of demonstration Products.

18.      POST TERMINATION COOPERATION

         Both Firfax and August Technology agree to fully cooperate to carry out an orderly transition in the marketing, sales, and service of Products in the Territory. Upon receiving a written notice of termination by either party, until the effective date of the termination, both parties agree to fully cooperate in supporting existing customers in the Territory (see Section 17.5 for further agreement on service support following termination).

19.      CONFIDENTIALITY & PROPRIETARY RIGHTS

         19.1 Firfax recognizes that certain information to be provided by August Technology during the term of this Agreement, including, designs, specifications, drawings, engineering details, software, and information concerning August Technology's customers, business, procedures, methods, and Products, are proprietary to August Technology. Firfax agrees not to attempt to reverse compile or engineer the Products or software associated with them.

         19.2 Firfax agrees to keep confidential, and to utilize its best efforts to prevent and protect from unauthorized use or disclosure, any information provided to Firfax by August Technology during the term of this Agreement (which is designated by August Technology as confidential or proprietary).

         19.3 Firfax agrees that unauthorized disclosure or use of any proprietary information is a material breach of this Agreement.

         19.4 Firfax agrees not to make, or have made, additional copies of documents containing confidential or proprietary information unless they are necessary for Firfax to perform its obligations of this Agreement. Firfax agrees to include on any copies of confidential or proprietary information a "Confidential Notice" the same manner as the original August Technology document.

         19.5 Upon termination of this Agreement, Firfax will return to August Technology, or will destroy and certify in writing to August Technology that it has destroyed, all copies of documentation and other forms of confidential or proprietary information.


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         19.6     Firfax's obligations under this Section will continue
                  following termination of this Agreement.

20.      DISTRIBUTOR'S REPRESENTATIONS

         Firfax represents and warrants that in performing under this Agreement it will in no way compromise any rights or trust relationships between any other party and itself, or create a conflict of interest for Firfax or August Technology. Firfax agrees to conduct business in a manner that will enhance the image an reputation of August Technology and the Products. Firfax hereby represents and warrants that it will comply with all applicable laws and regulations, and avoid deceptive, misleading, unethical, and illegal practices.

         Firfax acknowledges that it may be necessary for August Technology to disclose the fact of Firfax's appointment, the duties performed by Firfax, and the compensation paid should there be a proper inquiry from an authorized U.S government agency.

21.      FORCE MAJEURE

         Neither party will be liable, or deemed to be in breach of this Agreement, by reason of any act, delay or omission caused by strikes, lockouts, or other labor disputes, regulations, ordinances, or order of a court of competent jurisdiction, act of government, act of God, war, riot, epidemic, flood, earthquake or like natural disaster, embargo or quarantine, or any other cause beyond the reasonable control of the party claiming force majeure. The party whose performance will have been prevented or delayed must provide immediate written notice to the other party explaining the nature of the act, delay or omission, and the date such condition commenced. The party also agrees to provide further written notice when the condition has ended.

22.      MODIFICATIONS & IMPROVEMENTS OF PRODUCTS

         If any modifications or improvements to the Products are developed by Firfax or August Technology, such modifications or improvements will be the exclusive property of August Technology, which will have the full right to patent or copyright such modifications or improvements at its sole cost and expense.

23.      GOVERNMENT EXPORT RESTRICTIONS

         Firfax agrees that the Products purchased will not be exported directly or indirectly, separately or as part of a system, without complete and full compliance with the export and re-export restrictions imposed by U.S. export laws and regulations. Firfax also agrees to take reasonable action to assure that no customer contravenes the U.S. laws and regulations.

24.      NOTICES

         Unless otherwise agreed to by both parties, all notices required under this Agreement will be made by fax, and all notices will be addressed to the attention of the party executing the Agreement, or his or her successor.


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25.      GENERAL PROVISIONS

         25.1 Neither party may assign or transfer this Agreement. Any attempted assignment or transfer will be void. Both parties agree to advise each other of any change in ownership, control, or operating arrangements.

         25.2 Either party's failure to enforce any provisions of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future.

         25.3 This Agreement, including the attached Exhibits, contains the entire and only understanding between the parties, and supersedes all prior agreements either written or-oral relating to the subject matter of this Agreement. No modifications of this Agreement will be binding on either party, unless made in writing and signed by persons authorized to sign agreements on behalf of Firfax and August Technology.

         25.4 If any provision of this Agreement will be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, that provision will be understood and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable. Any determination will have no effect upon the enforceability of any other provision of this Agreement.

         25.5 If during the term of this Agreement, or at any time after its termination, either August Technology or Firfax commences a suit, action, or other legal proceedings against the other arising out of or in connection with this Agreement, such action will be brought in the state or federal courts located in the State of Minnesota, USA.

         25.6 This Agreement will be governed by the laws of the State of Minnesota, USA and specifically excludes the United States Convention on Contracts of International Sales of Goods. Any disputes or claims arising out of this Agreement or its interpretation, creation, termination, or performance will be settled by binding arbitration in Minnesota, under the Rules of Arbitration of the International Chamber of Commerce.

         25.7 This Agreement will be effective only upon its execution by August Technology at its Corporate Headquarters. This Agreement will be binding upon, and will insure the benefit of the parties, and their respective heirs, executors, representatives, and successors in interest.

         25.8 The prevailing party in any arbitration, or other legal action brought by one party against the other arising out of this Agreement, will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and attorneys' fees.

26.      AUTHORITY


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

         If Firfax is a partner or corporation, the person executing this Agreement represents that he or she is either a general partner or a duly authorized corporate officer, and that he or she has full authority to enter into this Agreement on behalf of Firfax.

DISTRIBUTOR:                                 ACCEPTED BY:

Firfax Systems Ltd.                          August Technology Corporation




----------------------------------           -----------------------------------
Authorized Signature                         Authorized Signature




Title:                                       Title:
      ----------------------------                 -----------------------------


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